Exhibit 16.1

Deloitte Touche Tohmatsu ABN 74 490 121 060

8 Parramatta Square
Level 37, 10 Darcy Street
Parramatta NSW 2150
Australia

Tel: +61 2 9840 7000
Fax: +61 2 9840 7001
www.deloitte.com.au

31 March 2023

Securities and Exchange Commission

100 F Street N.E.

Washington D.C. 20549-7561

USA

Dear Sirs/Madams,

We have read the Item titled “Change in Accountants” of Vast Solar Pty Ltd.’s Proxy Statement/Prospectus and Registration Statement on Form F-4, and we agree with the statements made therein.

Yours sincerely

/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited (“DTTL”), its global network of member firms, and their related entities. DTTL (also referred to as “Deloitte Global”) and each of its member firms and their affiliated entities are legally separate and independent entities. DTTL does not provide services to clients. Please see www.deloitte.com/about to learn more.

Member of Deloitte Asia Pacific Limited and the Deloitte organisation.

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